EXHIBIT 3.1(a)

                                                                          PAGE 1

                                State of Delaware

                        Office of the Secretary of State

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     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "GNK HOLDING CORP.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MAY, A.D. 1994, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.




                    [SEAL]              /s/ William T. Quillen
                                        --------------------------------------
                                        William T. Quillen, Secretary of State

                                        AUTHENTICATION: 7136059
                                                  DATE: 06-01-94

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                            CERTIFICATE OF AMENDMENT

                                       OF

                    THE RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                GKN HOLDING CORP.

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                               Pursuant to Section
                                   242 of the
                             General Corporation Law
                            of the State of Delaware

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     It is hereby certified that:

     FIRST: The name of the corporation is GKN Holding Corp. ("Corporation").

     SECOND: The Restated Certificate of Incorporation of the Corporation is hereby amended to effect a one-for-two reverse stock split of the issued and outstanding Common Stock of the Corporation whereby every two shares of Common Stock, par value $.0001 per share, currently outstanding will be converted into one share of Common Stock, par value $.0001 per share. The number of authorized shares of Common stock will also be reduced to 35,000,000 shares from 70,000,000 shares. The foregoing amendments are effected by deleting existing subparagraph A of Article FOURTH in its entirety and by substituting the following new subparagraph A of Article FOURTH in lieu thereof:

               A. Authorized Capital Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 40,000,000 shares, consisting of 35,000,000 shares of Common Stock, par value $.0001 per

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          share (hereinafter the "Common Stock"), and 5,000,000 share of Preferred Stock, par value $.10 per share (hereinafter, the "Preferred Stock"), of which 1,000 shares have been designated Series A Preferred Stock, the relative rights, preferences and limitations of which are as set forth in subparagraph B of this Article FOURTH. The relative rights, preferences and limitations of shares of undesignated Preferred Stock shall be as provided in subparagraph C of this Article FOURTH.

and by adding to subparagraph D of Article FOURTH, a subsection (4), which reads as follows:

     D. Common Stock

               (4) At 5:00 p.m., E.S.T., on May 31, 1994, the Corporation shall effect a one-for-two reverse stock split of its shares of Common Stock issued and outstanding on that date, whereby every two shares of Common Stock, par value $.0001 per share ("Old Common Stock"), will be converted into one share of Common Stock, par value $.0001 per share ("New Common Stock"). On that date, the one-for-two reverse stock split shall occur automatically without any further action on the part of the holders of the Common Stock or the Corporation. No fractional shares of New Common stock will be issued. All fractional shares of New Common Stock resulting from the one-for-two reverse stock split shall be rounded up to the nearest whole share.

     THIRD: The foregoing amendments to the Restated Certificate of Incorporation were duly adopted by the Corporation's Board of Directors in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and thereafter were duly adopted by the written consent of the majority of the outstanding shares of Common Stock of the Corporation in accordance with the provisions of Section 228 of the General Corporation law of

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the State of Delaware, written notice of such adoption having been given in accordance with the provisions of the aforestated Section 228 to all stockholders of the Corporation not so consenting.

     IN WITNESS WHEREOF, we have hereunto set our hands this 26th day of May, 1994.


                                            GKN HOLDING CORP.


                                            By: /s/ Robert Gladstone
                                               -------------------------------
                                               Robert Gladstone,
                                               Executive Vice President

ATTEST:



By: /s/ Katherine Nathan
    ---------------------------
    Katherine Nathan, Secretary